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                                                                    EXHIBIT 10.2

                                 PURCHASE PRICE NOTE
                                      (455 Day)

$52,500,000                                                  Seattle, Washington
                                                              October ____, 1997

    For value received, CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership ("Maker"), unconditionally promises to pay to the order of TRILLIUM CORPORATION, a Washington corporation ("Holder"), the principal sum of Fifty-two Million Five Hundred Thousand Dollars ($52,500,000), and to pay interest on the outstanding principal amount hereof from the date hereof until repaid at the rates set forth hereinafter. Principal and interest are payable to Holder by wire transfer to Holder's account No. 67652-008 at Seafirst Bank (ABA
No. 125000024), or to such other account, or at such other place as Holder may direct, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Principal and interest shall be payable as hereinafter provided.

1.  DEFINITIONS

    For all purposes of this Note, "Crown Credit Agreement" means the Amended and Restated Credit Agreement dated as of July 31, 1996, among the Maker, various Banks and Co-Agents, and Bank of America National Trust and Savings Association as Agent, as the same may be further amended, supplemented, or modified from time to time. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used but not otherwise defined herein, are used herein as defined in the Crown Credit Agreement; it being understood that all defined terms incorporated from the Crown Credit Agreement into this Note shall, to the extent such incorporated terms contain terms specifically defined in this Note, be deemed to use such specifically defined terms as defined herein.

    For purposes of the provisions of this Note which incorporate provisions of the Crown Credit Agreement, it is understood that (i) all capitalized terms used in such provisions shall be incorporated into this Note, (ii) each reference in such incorporated provisions to other sections of the Crown Credit Agreement shall be deemed to incorporate such other sections into this Note, (iii) any amendment, waiver, termination or other modification of the Crown Credit Agreement which arises after

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the date hereof shall be disregarded for purposes of this Note unless otherwise expressly consented to in writing by Holder.

2.  INTEREST RATES

    (a) Principal shall bear interest from the date hereof for the initial one month Interest Period (the period commencing on the date hereof and ending on the date one month thereafter) at the Offshore Rate (determined two Business Days prior to the date hereof) plus the Applicable Margin (for Offshore Rate Loans) for a one-month Interest Period (as defined in the Crown Credit Agreement) and subject to adjustment as set forth in Sections 2(b) and (c) below. On the last day of the initial one month Interest Period and the last day of each one month Interest Period thereafter through the date three calendar months from the date of this Note, the interest rate shall automatically adjust to the Offshore Rate for a one-month Interest Period (determined two Business Days prior to each such date) plus the Applicable Margin. On the date that is three calendar months from the date of this Note, the interest rate shall automatically adjust to the Base Rate (as defined in the Crown Credit Agreement) plus the then Applicable Margin (for Base Rate Loans), changing as the Base Rate changes, unless Maker ten Business Days before such date by written notice to Holder selects the Offshore Rate plus the then Applicable Margin (for Offshore Rate Loans) for an Interest Period to apply to the principal hereof. If the Offshore Rate option is selected by Maker then ten Business Days prior to the end of the applicable Interest Period Maker may elect to continue the Offshore Rate at the then Applicable Margin (for Offshore Rate Loans) for another Interest Period. If Maker at any time fails to select the Offshore Rate interest option to apply to the principal hereof, then the Base Rate plus the then Applicable Margin (for Base Rate Loans) shall apply to the principal hereof, changing as the Base Rate changes. For purposes hereof, the Applicable Margin shall be adjusted retroactively as set forth in Section 1.1 of the Crown Credit Agreement under the definition of Applicable Margin. Notwithstanding the foregoing (a) no Interest Period shall extend beyond the date any principal payment is due hereunder, (b) if Maker fails to give Holder notice of the interest rate option selected as required above, then the Base Rate plus the then Applicable Margin (for Base Rate Loans) shall apply, changing as the Base Rate changes, and (c) if the Offshore Rate option is selected, then the rate shall be fixed for the Interest Period selected.

    (b) If the financial reports of Maker delivered pursuant to subsections 6.1(a) and (b) and the certificate delivered pursuant to subsection 6.2(b) of the Crown Credit Agreement when delivered with respect to any fiscal quarter indicate that the Applicable Margin for any such period should have been higher than the Applicable Margin for such period pursuant to the definitions of such terms, and the interest that

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would have been collected hereunder based upon the actual Applicable Margin exceeds the interest actually collected hereunder, then the Maker shall pay to Holder on or before the third Business Day after delivery of such financial reports and certificate an amount equal to such excess.

    (c) If (1) the financial reports of Maker delivered pursuant to subsections 6.1(a) and (b) and the certificate delivered pursuant to subsection 6.2(b) of the Crown Credit Agreement when delivered with respect to any fiscal quarter indicate that the Applicable Margin for any such period should have been lower than the Applicable Margin assumed for such period pursuant to the definitions of such terms, and (2) the interest actually collected hereunder exceeds the interest that would have been collected hereunder based upon the actual Applicable Margin, then the Holder shall credit such excess to interest owing hereunder during the calendar quarter when such financial reports and certificate were delivered and, if all such excess is not credited by the end of such calendar quarter, upon request of Maker, Holder, if no Default or Event of Default exists, shall refund to Maker the amount of such excess.

3.  PAYMENT

    Maker shall pay all outstanding principal plus all accrued unpaid interest on the date that is 455 calendar days from the date of this Note (the "Maturity Date"). In addition, Maker will pay monthly payments of accrued unpaid interest on the outstanding principal on the last day of each Interest Period; provided that if the Interest Period exceeds one month or if the loan bears interest based on the Base Rate, then on the last day of each calendar month. Interest on this Note is computed on a 360-day year. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

4.  PREPAYMENT

    Maker may not prepay the whole or any part of any principal or accrued interest without the prior written consent of Holder. Prepayments will not, unless agreed by Holder in writing, relieve Maker of Maker's obligation to continue to make payments of accrued unpaid interest.

5.  DEFAULT RATE

    Following the Maturity Date or acceleration of this Note by reason of Maker's default, interest will be payable at a default rate equal to Base Rate (as defined in the

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Crown Credit Agreement) plus 2.75 percent per annum, changing as the Base Rate changes.

6.  TAXES, YIELD PROTECTION AND ILLEGALITY

    Maker agrees with Holder that Maker will perform the obligations and Holder is entitled to the benefits and protections of Article III of the Crown Credit Agreement with the same effect as if those provisions were set forth herein in full; provided, however, that (i) the references in such Article to "Agent", "Banks", and "Required Banks" are deemed to be references to Holder or the holder of this Note, (ii) the references in such Articles to "Loan" and "Loans" are deemed to be references to the loan evidenced by this Note, (iii) the references in such Articles to "Note" and "Notes" are deemed to be references to this Note, (iv) the references in such Articles to the "Company" are deemed to be references to "Maker", (v) the references in such Articles to "Closing Date" are deemed to be references to the date of this Note, and (vi) notwithstanding the foregoing, Maker shall not be obligated to reimbuse Holder for any Washington Business and Occupation tax payable by Holder on any amounts received by Holder hereunder. Maker's obligations under this Section 6 shall continue notwithstanding payment in full of all obligations under the Crown Credit Agreement and termination of the Crown Credit Agreement.

7.  OUT-OF-POCKET COSTS REIMBURSEMENT

    Maker will pay on demand all reasonable costs incurred by Holder in enforcing the obligations evidenced by this Note, including reasonable attorneys' fees, whether or not a civil action or similar proceeding (including claims and adversary proceedings in the bankruptcy court) is commenced or pursued to judgment or an appeal thereof is filed or pursued to completion. Interest will accrue on the unpaid balance of such costs at the default rate from the 10th day following the demand until such costs are paid.

8.  MAKER'S WAIVERS

    Maker waives notice of acceptance, notice, presentment, demand, protest, dishonor, and notice of dishonor.

9.  HOLDER'S PREROGATIVES

    Holder may (a) extend the maturity date or renew this Note one or more times on such terms as Holder may specify and to which Maker agrees and
(b) forbear from exercising its remedies hereunder without affecting the liability of Maker or any other cosigner or guarantor. Holder's forbearance or other failure to exercise any right or

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remedy upon Maker's default shall not constitute a waiver or grounds for the claim of estoppel with respect to the default or the term involved while such default continues or in connection with any future default.

10. MAKER'S REPRESENTATIONS AND WARRANTIES

    In order to induce Holder to make the loan evidenced by this Note, Maker represents and warrants to Holder that the following statements are true, correct, and complete:

    (a) Maker has all corporate power and authority to enter into this Note and carry out the transactions contemplated hereby;

    (b) The representations and warranties contained in Article V of the Crown Credit Agreement are and will be true, correct, and complete in all material respects on and as of the date of this Note to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which they were true, correct, and complete in all material respects on and as of such earlier date; and

    (c) No Default or Event of Default under the Crown Credit Agreement has occurred and is continuing on the date hereof.

11. MAKER'S COVENANTS

    Maker agrees with Holder that, until this Note has been paid in full in cash, Maker will perform the obligations set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12 and 7.1 through 7.16, inclusive, of the
Crown Credit Agreement with the same effect as if such obligations were set forth herein in full; provided, however, that (i) the references in such sections to "Agent", "Banks", and "Required Banks" are deemed to be references to Holder or the holder of this Note, (ii) the references in such sections to "Loan" and "Loans" are deemed to be references to the loan evidenced by this Note, (iii) the references in such sections to "Note" and "Notes" are deemed to be references to this Note, (iv) the references in such sections to the "Company" are deemed to be references to "Maker", and (v) the references in such sections to "Closing Date" are deemed to be references to the date of this Note. Maker's obligations under this Section 11 shall continue notwithstanding payment in full of the obligations under the Crown Credit Agreement and termination of the Crown Credit Agreement.

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12. EVENTS OF DEFAULT

    The occurrence of any of the following events shall constitute an "Event of Default":

    (a)  Failure of Maker to pay (i) any principal under this Note when due, or
(ii) any interest or other amount due under this Note, within five days after the date due; or

    (b) Failure of Maker to pay, or the default in the payment of, any amount due under or in respect of any note, instrument, credit agreement, indenture or other agreement or instrument relating to any indebtedness owing to Holder or any other party by Maker in excess of $5,000,000 (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated facility), to which Maker is a party or by which Maker or any of its property or assets is bound beyond any grace or cure period provided by the terms of such agreement or instrument; or the occurrence of any other event or circumstance which, with notice or lapse of time or both, would permit acceleration of such indebtedness; or

    (c) Any representation or warranty made or deemed made by Maker to Holder hereunder is incorrect in any material respect on or as the date made or deemed made; or

    (d) An "Event of Default" shall exist as defined in the Crown Credit Agreement determined on the basis of the covenants and other provisions of the Crown Credit Agreement in effect on the date of this Note; or an "Event of Default" shall exist thereunder on the basis of covenants or other provisions thereof which have been amended or otherwise modified since the date of this Note and the Lenders under the Crown Credit Agreement have not waived such Event of Default or elected to forbear their remedies therefor; or

    (e) Failure of Maker to perform or observe any term, covenant, or agreement on its part to be performed or observed pursuant to Section 6.3 or 6.9 or in Article VII of the Crown Credit Agreement as incorporated herein by
Section 11 of this Note; or

    (f) Failure of Maker to perform or observe any other term, covenant or agreement on its part to be performed or observed pursuant to this Note and such failure shall continue unremedied for a period of 20 days after the earlier of
(i) the date upon which a Responsible Officer knew or reasonably should have known of

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such failure or (ii) the date upon which written notice thereof is given to
Maker by Holder; or

    (g) A court having proper jurisdiction shall enter a decree or order for relief in respect of Maker or in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

    (h) An involuntary case shall be commenced against Maker under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Maker or all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee, or other custodian of Maker for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of Maker and any such proceeding, decree, order, petition, or appointment shall not be dismissed, or such warrant of attachment, execution, or similar process shall be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

    (i) An order for relief shall be entered with respect to Maker, or Maker shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; or Maker shall make an assignment for the benefit of creditors; or Maker shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or any partner of Maker shall authorize action to approve any of the foregoing; or

    (j) Maker shall challenge, or institute any proceedings to challenge, the validity, binding effect, or enforceability of this Note or any endorsement or assignment of this Note.

13. REMEDIES

    After the occurrence and during the continuation of an Event of Default, Holder may, but shall not be obligated to, immediately demand payment of this Note

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and may immediately proceed to exercise all rights and remedies that Holder may have against Maker; provided, that upon the occurrence of any event specified in subsections (g) or (i) of Section 12 or upon expiration of the 60-day period specified in subsection (h) of Section 12, this Note and all amounts owing hereunder shall automatically become due and payable without further act of Holder. All rights and remedies of Holder are cumulative and not exclusive and the commencement or partial exercise of any such right or remedy shall not preclude Holder from the exercise of any other right or remedy until the debts evidenced by this Note are paid in full. Holder's rights specifically include the right of setoff against any obligations owed by Holder to Maker against Maker's obligations to Holder as evidenced by this Note.

14. PARTICIPATIONS; NO MAKER ASSIGNMENT; SUCCESSORS AND ASSIGNS

    Holder shall have the unconditional right to assign, pledge, and sell participation interests in this Note. Maker shall NOT have the right to assign its rights or obligations under this Note and any attempted assignment also shall be a default by Maker under this Note. Subject to the foregoing restrictions on Maker assignment, this Note shall bind and inure to the benefit of the respective successors and assigns of Maker and Holder.

15. INTEGRATION; SUPPLEMENTING DOCUMENTS

    This Note is the final and complete expression of the agreement of the parties and are intended to supersede any prior or contemporaneous oral or written understandings and agreements relating to this Note.

16. CHOICE OF LAW

    Maker and Holder have selected Washington law, except for any of its choice of law provisions that would make the law of another jurisdiction applicable to this Note, to govern the construction and enforcement of this Note.

17. JURISDICTIONAL CONSENT

    Maker hereby submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any action or proceeding relating to this Note and hereby waives any claim that such a forum is inconvenient or that there is a more convenient forum.

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18. SAVINGS CLAUSE

    If any term of this Note is hereafter determined to be illegal or unenforceable, that term will be deemed deleted without invalidating the remaining terms and, to the fullest extent permitted by law, Maker hereby waives any provision of law which renders any term illegal or unenforceable. In the event that (a) the amount of interest and fees payable by Maker under this Note is later determined to be usurious and (b) Maker is not prohibited from pleading the defense of usury or maintaining any action thereon or therefor, any such interest in excess of the maximum allowable rate automatically shall be deemed to have been applied to principal.

19. POSSIBLE CONVERSION OF NOTE

    Holder shall have the right at Holder's option, exercisable in writing prior to December 31, 1997, to request that the outstanding principal this Note, or any portion thereof, be converted into one or more notes in amounts totaling the principal amount of this Note that the Holder has elected to convert (the "Converted Notes") with a term not exceeding the term of a private placement note issued by Holder and an interest rate not exceeding 125 percent of the interest rate on the private placement note issued by Holder. If Holder so elects by notifying Maker in writing by December 31, 1997, then Maker and Holder shall work together in good faith using commercial best efforts to agree on the final form of the Converted Notes and, if they are able to reach such agreement, shall thereafter proceed to execute and substitute such notes for this Note on or before the maturity date of this Note. Maker acknowledges and agrees that Holder has no obligation and has not made, and does not hereby make, any commitment orally or in writing to convert this Note as set forth above and that nothing contained herein shall be construed to give to Maker any right to extend the maturity date of this Note.


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20. STATUTORY DISCLAIMER

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                       CROWN PACIFIC LIMITED PARTNERSHIP, a
                                       Delaware limited partnership
                                       By:  Crown Pacific Management Limited
                                            Partnership, a Delaware limited
                                            partnership, its general partner

                                            By
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                                            Title
                                                   -----------------------------